                                                                     EXHIBIT 4.2

   =========================================================================

                             CARSDIRECT.COM, INC.

                          FOURTH AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

                               October 27, 1999
   =========================================================================

                               TABLE OF CONTENTS


                                                                                                                       Page
                                                                                                                       ----
1.       Certain Definitions.........................................................................................     2
2.       Restrictions on Transferability.............................................................................     3
3.       Restrictive Legend..........................................................................................     3
4.       Notice of Proposed Transfers................................................................................     4
5.       Registration................................................................................................     5
         5.1      Requested Registration.............................................................................     5
         5.2      Company Registration...............................................................................     7
         5.3      Registration on Form S-3...........................................................................     8
         5.4      Subsequent Registration Rights.....................................................................     9
         5.5      Expenses of Registration...........................................................................    10
         5.6      Registration Procedures............................................................................    10
         5.7      Indemnification....................................................................................    10
         5.8      Information by Holder..............................................................................    12
         5.9      Rule 144 Reporting.................................................................................    12
         5.10     Termination of Registration Rights.................................................................    13
6.       Financial Information Rights................................................................................    13
7.       Lockup Agreement............................................................................................    14
8.       Right of First Refusal......................................................................................    15
9.       Vesting of Employee Options.................................................................................    17
10.      Employment, Confidential Information and Invention Assignment Agreements....................................    17
11.      Transfer of Rights..........................................................................................    18
12.      Series B Preferred Board Members............................................................................    18
13.      Amendment...................................................................................................    18
14.      Governing Law...............................................................................................    18
15.      Entire Agreement............................................................................................    18
16.      Notices, etc................................................................................................    19
17.      Counterparts................................................................................................    19

                               TABLE OF CONTENTS
                                  (Continued)

EXHIBITS
--------

      A.        Schedule of Purchasers

                             CARSDIRECT.COM, INC.

                          FOURTH AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

     This Fourth Amended and Restated Investor Rights Agreement (this "Agreement") is made effective as of October 27, 1999, by and among CarsDirect.com, Inc., a Delaware corporation (the "Company"), purchasers of the Company's Series D Preferred Stock who are signatories to this Agreement (the "Purchasers"), the Series A Investors (as defined herein), the Series B Investors (as defined herein) and the Series C Investors (as defined herein) and other persons or entities who are or become signatories to this Agreement and/or the Prior Agreement (as defined below).

                                   RECITALS

     A. In connection with the sale and issuance of its Series C Preferred Stock, the Company entered into that certain Third Amended and Restated Investor Rights Agreement dated May 7, 1999 (the "Prior Agreement") with the purchasers of Series A Preferred Stock (the "Series A Investors"), the purchasers of Series B Preferred Stock (the "Series B Investors") and the purchasers of the Series C Preferred Stock (the "Series C Investors").

     B. The Company and the Purchasers are parties to the Series D Preferred Stock Purchase Agreement dated as of October 27, 1999, as may be amended from time to time (the "Purchase Agreement"), whereby the Company will sell, and the Purchasers will buy, Series D Preferred Stock of the Company.

     C. The obligations of the Company and the Purchasers under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

     D. Section 12 of the Prior Agreement provides that the consent of the Company and a majority of the outstanding Registrable Securities is required to amend the Prior Agreement.

     E. The Company and certain stockholders, who together hold not less than a majority of the Registrable Securities (as defined under the Prior Agreement) now desire to amend and restate the Prior Agreement in its entirety as set forth below in order to add additional Purchasers as parties hereto and to make certain other changes.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Conversion Stock" means the Company's Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" means (i) any Series A Investor, any Series B or Series C Investor or Purchaser holding Registrable Securities, (ii) any person or entity that the Board of Directors of the Company authorizes to be a Holder and who becomes a signatory to this Agreement, and (iii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof or, prior to the date hereof, in accordance with Section 11 of the Prior Agreement.

          "Initiating Holders" means any Holder or Holders who, in the aggregate, hold not less than 50% of the Registrable Securities then outstanding.

          "Preferred Stock" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.

          "Qualified Initial Public Offering" shall mean the Company's initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public with gross proceeds to the Company not less than $20 million at a per share price of at least $7.00.

          "Registrable Securities" means (i) the Conversion Stock, (ii) any Common Stock of the Company issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 5.10, and (iii) Common Stock of the Company that the Board of Directors of the Company authorizes to be Registrable Securities under this Agreement.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall also include the fees and disbursements for one special counsel to the selling stockholders, not to exceed $15,000 per registration.

          "Restricted Securities" shall mean the securities of the Company required to bear the legends set forth in Section 3 hereof.

          "Rule 144" and "Rule 145" shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

     2.   Restrictions on Transferability. The Preferred Stock, the Conversion
          -------------------------------
Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend. Each certificate representing the Preferred Stock,
          ------------------
the Conversion Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

          Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4.   Notice of Proposed Transfers. The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that the Company shall not request an opinion of counsel or "no action" letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent partners or members in proportion to their ownership interests in the holder, or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k), if as a result thereof the Company would be rendered subject to the reporting requirements of the Exchange Act.

     5.   Registration.
          ------------

          5.1  Requested Registration.
               ----------------------

               (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

                    (ii) as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within twenty days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:

                              (A) Prior to the earlier of (i) one year after the
effective date of the Company's first registered public offering of its Common Stock or (ii) five years from the date hereof;

                              (B) Unless the requested registration would have
an aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, exceeding $5,000,000;

                              (C) Following the filing of, and for 180 days
immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                              (D) After the Company has effected
two registrations pursuant to this Section 5.1(a) in which the Initiating Holders were able to sell at least 50% of the Registrable Securities sought to be included and such registration has been declared or ordered effective;

                              (E) If the Initiating Holders are able to request
a registration on Form S-3 pursuant to Section 5.3 hereof;

                              (F) Within twelve months after the Company has
effected such a registration pursuant to this Section 5.1(a), and such registration has been declared or ordered effective; or

                              (G) If the Company shall furnish to the Initiating
Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 5.1(a) shall be deferred one or more times for a period not to exceed 180 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

     Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (b) Underwriting. In the event of a registration pursuant to
Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 33% of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

          5.2  Company Registration.
               --------------------

               (a)  Notice of Registration. If at any time or from time to time
                    ----------------------
the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:
                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten days after the date of such written notice from the Company, by any Holder.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 33% of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

               (c)  Right to Terminate Registration. The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          5.3  Registration on Form S-3.
               ------------------------

               (a)  Request for Registration. In case the Company shall receive
                    ------------------------
from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $3,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 5.3 in any twelve month period. If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                    (i) Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                    (ii) Within twelve months after the Company has effected such a registration pursuant to this Section 5.3(a), and such registration has been declared or ordered effective; or

                    (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred one or more times for a period not to exceed 180 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

          5.4  Subsequent Registration Rights.
               ------------------------------

               (a) Without the consent of any holder of Registrable Securities hereunder, the Company may grant to any holder of securities of the Company registration rights inferior to those granted hereunder.

               (b) The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Holders hereunder without the written consent of the holders of a majority of the Registrable Securities. Notwithstanding the foregoing, the Company may, without obtaining any further consent of the holders of Registrable Securities, amend this Agreement to the extent necessary to grant rights and obligations on a pari passu basis with the rights and obligations of the Holders to investors in any subsequent round of financing with respect to the securities purchased by such investors in such financing.

          5.5  Expenses of Registration. All Registration Expenses incurred in
               ------------------------
connection with (i) two registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) all registrations pursuant to
Section 5.3, shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to one registration under Section
5.1 unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

          5.6  Registration Procedures. In the case of each registration
               -----------------------
effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

               (a) Prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever first occurs; provided, however, that such 90 day period shall be extended for a period of time equal to that which the Holder refrains from selling any securities at the request of any underwriter of the Company; and

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          5.7  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; provided, however, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity Agreement shall not inure to the benefit of any Holder, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.7(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct or fraud by such Holder.

               (c)  Each party entitled to indemnification under this Section
5.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.


          5.8  Information by Holder. The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

          5.9  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          5.10 Termination of Registration Rights. The rights granted pursuant
               ----------------------------------
to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date four years after the effective date of the Company's initial public offering and (ii) the date such Holder is able to immediately sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder under Rule 144 during any 90-day period.

     6.   Financial Information Rights.
          ----------------------------

               (a) The Company will, upon request, provide the following documents to each Holder who continues to hold at least the lesser of (A) 1,000,000 shares of Preferred Stock and/or Conversion Stock (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) or (B) fifty percent (50%) of the shares of Preferred Stock and/or Conversion Stock initially acquired by such Holder (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like):

                    (i) As soon as practicable after the end of the fiscal year ending December 31, 1998 and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (except that no such comparative data from the fiscal year ended December 31, 1997 need be provided), all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year;

                    (ii) As soon as practicable after the end of each monthly accounting period in each fiscal year of the Company and in any event within 30 days after, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company, and a capitalization table in reasonable detail for such quarterly period, and such other documents generally distributed or made available to the Company's stockholders; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary or confidential.

                    (iii) such other documents generally distributed or made available to the Company's stockholders; provided, however, that the Company
                                         --------  -------
shall not be obligated to provide information which it deems in good faith to be proprietary or confidential.

               (b) For purposes of determining the minimum holdings pursuant to this Section 6, any Purchaser which is a partnership or limited liability company shall be deemed to hold any Preferred Stock originally purchased by such Holder and subsequently distributed to constituent partners or members of such Holder, but which have not been resold by such partners or members. If the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of a limited liability company by delivering a single copy of each report to the partnership or limited liability company as agent for the constituent partners or members.

               (c) Each Holder or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered nonpublic information will be maintained in confidence by such Holder or transferee and will not be utilized by such Holder or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

               (d) The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the earliest to occur of (i) the closing of a Qualified Initial Public Offering; or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least fifty percent (50%) of the voting power of the surviving corporation in such a transaction.

     7.   Lockup Agreement. Each Holder and transferee hereby agrees that, in
          ----------------
connection with the first two registrations of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter"), such Holder or transferee shall not sell or otherwise transfer any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter (the "Market Standoff Period"), with such period not to exceed (i) 180 days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Company shall use commercially reasonable efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of the Company and holders of registration rights with respect to capital stock of the Company.

     8.   Right of First Refusal.
          ----------------------

               (a) The Company hereby grants to idealab! Holdings, L.L.C. ("idealab"), MSD Portfolio L.P. -Investments, Susan L. Dell Separate Property Trust, Black Marlin Investments, LLC, Vermear Investments, LLC, Victory
Partners - A, L.P., the Goldman Sachs Group, L.P., Stone Street Fund 1999, L.P. and Bridge Street Fund 1999, L.P. (the "Qualified Purchasers") the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in Section 8(d)) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, equals the proportion that the total number of shares of Common Stock then held by the Qualified Purchasers plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock then held by the Qualified Purchasers bears to the sum of the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Stock.

               (b) Subject to the rights of all Qualified Purchasers (other than idealab) as set forth in Section 8(a), in connection with one or more equity financings of the Company subsequent to the date of this Agreement pursuant to which New Securities (as defined in Section 8(d) except that for purposes of this Section 8(b), New Securities shall include capital stock issued or issuable in the Company's Qualified Initial Public Offering) are issued (a "Subsequent Financing"), the Company hereby covenants to provide idealab the right to purchase an amount of New Securities that would enable idealab to own following such Subsequent Financing 38.2% of the Common Stock of the Company (on a fully diluted as converted to Common Stock basis) (the "Purchase Right"). In the event that the Subsequent Financing is the Company's Qualified Initial Public Offering, the Purchase Right shall be reduced or eliminated if the Managing Underwriter determines, in its sole discretion, that the exercise of the Purchase Right would adversely impact the Qualified Initial Public Offering.

               (c) If the Company intends to commence a Subsequent Financing, the Company shall deliver to idealab a written notice (the "Written Notification") stating: (i) its bona fide intention to commence a Subsequent Financing; (ii) the then projected amount of money to be raised by the Company in the Subsequent Financing; and (iii) if then known, the projected per share price of the capital stock sold in the Subsequent Financing. idealab's Purchase Right shall then be exercisable for ten (10) days after the date of the Written Notification. idealab shall exercise its Purchase Right by delivering to the Company a written notice indicating the number of shares (or percentage of the shares of Common Stock of the Company on a post-Subsequent Financing fully diluted as converted to Common Stock basis) pursuant to the Purchase Right that it elects to purchase.

               If idealab elects to exercise its Purchase Right, its obligations to the Company will not exceed the amount it elected to purchase based upon (i) the projected amount of money to be raised by the Company in the Subsequent Financing; and (ii) the projected per share price of the capital stock in the Subsequent Financing that were stated in the Written Notification.

          If idealab elects to exercise its Purchase Right, such purchase of shares of capital stock shall be on the same terms and conditions as the other purchasers of shares of capital stock in the Subsequent Financing at the time of the first closing of the Subsequent Financing. If the Subsequent Financing is the Company's Qualified Initial Public Offering, such purchase of shares of capital stock shall be at the purchase price paid by the public. If the Subsequent Financing does not close within six (6) months after the date of the Written Notification, then idealab's exercise of its Purchase Right shall be null and void and idealab shall not be obligated, but may elect, to purchase shares of capital stock in the Subsequent Financing.

               (d) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, "New Securities" does not include stock issued and issuable: (i) upon conversion of shares of Preferred Stock; (ii) to employees, consultants or directors pursuant to stock options, stock grants, or stock purchase rights under the Company's 1998 Stock Option Plan approved by the Board of Directors, including without limitation upon the exercise of Options outstanding as of the Original Issue Date, or any such options, grants or rights made outside of such plan to any person or group (provided that any such non-plan options, grants, or rights do not exceed 200,000 shares (as adjusted for stock splits and the like) per person or group of affiliated persons in one transaction or a series of related transactions); (iii) to equipment lessors, banks financial institutions or similar entities in a transaction approved by the board of directors, the principle purpose of which is other than the raising of capital; (iv) as a dividend or other distribution; (v) in the Company's Qualified Initial Public Offering; (vi) in a merger or acquisition that is approved by the Board of Directors; (vii) pursuant to any transactions approved by the Board of Directors primarily for the purpose of (A) joint ventures, technology licensing or research and development activities, (B) distribution or manufacture of the Company's products or service, or (C) any other transactions involving corporate partners that are primarily for purposes other than raising capital; or (viii) if the holders of a majority of the then outstanding Registrable Securities agree in writing that such shares shall not constitute New Securities.

               (e) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Qualified Purchaser written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Qualified Purchaser shall have ten days from the date of receipt of any such notice to agree to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (f)  Beginning ten days after the notice given pursuant to
Section 8(b) above, the Company shall have 180 days to sell the New Securities not elected or eligible to be purchased by the Qualified Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold all of the New Securities within said 180 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

               (g) The provisions of Sections 8(a), (c), (d), (e) and (f) will terminate and be of no further force or effect upon the earlier to occur of: (i) the closing of a Qualified Initial Public Offering, or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least fifty percent (50%) of the voting power of the surviving corporation in such a transaction.

               (h) The provisions of Section 8(b) will terminate and be of no further force or effect (i) following (but not including) the closing of a Qualified Initial Public Offering, or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least fifty percent (50%) of the voting power of the surviving corporation in such a transaction.

          The provisions of Section 8(a), (c), (d), (e), (f) and (g) may be amended only with the written consent of the Qualified Purchasers of the Company and the provisions of Section 8(b) and (h) may be amended only with the written consent of idealab and the Company.

     9.   Vesting of Employee Options. Unless otherwise agreed to by a majority
          ---------------------------
of the Directors who are not then employees of the Company, options granted to employees of the Company under the Company's 1998 Employee Stock Plan or other approved stock plans will vest, until the option holder's employment with or service to the Company terminates, on terms no more favorable to the employee than twenty percent (20%) of such shares on the date of employment and twenty percent (20%) of such shares at the end of each year for four (4) years thereafter.

     10.  Employment, Confidential Information and Invention Assignment
          -------------------------------------------------------------
Agreements. The Company will maintain a policy requiring each person now or
----------
hereafter employed by it or any subsidiary with access to confidential information to enter into an Employment, Confidential Information and Invention Assignment Agreement substantially in a form approved by the Board of Directors.

     11.  Transfer of Rights. The rights granted under Sections 5, 6 and 8 of
          ------------------
this Agreement may be assigned to any transferee or assignee, other than a competitor or potential competitor of the Company (as determined in good faith by the Company's Board of Directors in connection with any transfer or assignment of Registrable Securities by the Holder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) such assignee or transferee acquires at least the lesser of (A) 1,000,000 shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (including Preferred Stock convertible into Registrable Securities) or (B) fifty percent (50%) of the shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like) initially acquired by the transferring Holder (including Preferred Stock convertible into Registrable Securities), (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights granted to the Purchaser hereunder may be assigned without compliance with item (ii) above to any constituent partner or member of the Purchaser which is a partnership or limited liability company, or to an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Purchaser which is a corporation, partnership or limited liability company.

     12.  Series B Preferred Board Members.  For so long as the holders of
          --------------------------------
Series B Preferred Stock shall be entitled to elect two directors under the Company's Amended and Restated Certificate of Incorporation, the Purchasers will: (i) vote for the nominee selected by idealab! Capital Partners I-B, L.P. provided that idealab! Capital Partners I-A, L.P. and idealab! Capital Partners I-B, L.P. together hold 500,000 shares of Series B Preferred Stock; and (ii) vote for the nominee selected by Foundation Capital II, L.P. ("Foundation") provided that Foundation, Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC together hold 500,000 shares of Series B Preferred Stock.

          This Section 12 may be amended only with the written consent of idealab! Capital Partners I-B, L.P., Foundation and the Company.

     13.  Amendment. Except as otherwise provided herein, additional parties may
          ---------
be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding provided that any amendment treats all holders of Registrable Securities in a similar manner. Any amendment or waiver effected in accordance with Section 5.4 or Section 13, as applicable, shall be binding upon each Purchaser, Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     14.  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of California without regard to conflict of laws provisions.

     15.  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     16.  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

          (a) if to a Holder, at such Holder's address as set forth on the signature page, or at such other address as such Holder shall have furnished to the Company.

          (b)  if to the Company, to:

               4312 Woodman Avenue, 3/rd/ Floor
               Sherman Oaks, California 91423
               Attn:  Scott Painter
               Chief Executive Officer
               Fax: (818) 808-4887

               or at such other address as the Company shall have furnished to the Holders,

with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attn:  Martin W. Korman, Esq.
                      Michael D. Charney, Esq.
               Fax:   (650) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


CARSDIRECT.COM, INC.                      MSD PORTFOLIO L.P.

By: ________________________              By: __________________________
Name: ______________________              Name:_________________________
Title: _____________________              Title: _______________________


                                          SUSAN L. DELL SEPARATE PROPERTY TRUST


                                          By: __________________________
                                          Name:_________________________
                                          Title: _______________________



                                          BLACK MARLIN INVESTMENTS, LLC


                                          By: __________________________
                                          Name:_________________________
                                          Title: _______________________



                                          VERMEER INVESTMENTS, LLC


                                          By: __________________________
                                          Name:_________________________
                                          Title: _______________________

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                          VICTORY PARTNERS - A, L.P.


                                          By: ___________________________
                                          Name:__________________________
                                          Title: ________________________


                                          IDEALAB! HOLDINGS, L.L.C.


                                          By: ___________________________
                                          Name:  Marcia Goodstein
                                               --------------------------
                                          Title: ________________________

                                          Address: 130 W. Union Street
                                                   Pasadena, CA 91103


                                          IDEALAB! CAPITAL PARTNERS-I-A, L.P.


                                          By: ___________________________
                                          Name: Bill Elkus
                                               --------------------------
                                          Title: ________________________

                                          Address: 130 W. Union Street
                                                   Pasadena, CA 91103


                                          IDEALAB! CAPITAL PARTNERS-I-B, L.P.


                                          By: ___________________________
                                          Name: Bill Elkus
                                               --------------------------
                                          Title: ________________________

                                          Address: 130 W. Union Street
                                                   Pasadena, CA 91103


   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   HARVEY & SANDRA COHEN LIVING TRUST


                                   By:_________________________________
                                   Name: Harvey Cohen
                                         ------------------------------
                                   Title:______________________________

                                   Address: 5035 Andasol Avenue
                                            Encinco, CA 91316

                                   WS INVESTMENT COMPANY 98B

                                   By:_________________________________
                                   Name: Martin W. Korman
                                         ------------------------------
                                   Title: Partner
                                          -----------------------------

                                   Address: 650 Page Mill Road
                                            Palo Alto, CA 94304

                                   Foundation Capital II, L.P.
                                   By Foundation Capital Management II, LLC


                                   By:_________________________________
                                      Manager

                                   Foundation Capital II Principals Fund, LLC
                                   By Foundation Capital Management II, LLC

                                   By:_________________________________
                                      Manager

                                   Foundation Capital II Entrepreneurs Fund, LLC

                                   By Foundation Capital Management II, LLC

                                   By:_________________________________
                                      Manager

                                   ____________________________________
                                   Scott Painter, an individual

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                    ___________________________________
                                    Greg Brogger, an individual

                                    ___________________________________
                                    Daniel Alexander, an individual

                                    ___________________________________
                                    Andrew Skarupa, an individual

                                    ___________________________________
                                    Steven Damron, an individual


                                    Emanuel Wasserman DDS MSD APC
                                    Employees' Profit Sharing Plan

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    Ronald Nussbaum, SSB Keogh
                                    MP Custodian

                                    ___________________________________
                                    Ari Wasserman, an individual

                                    PRIMEDIA VENTURES, INC.

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    ___________________________________
                                    Marcia Goodstein, an individual

                                    ___________________________________
                                    Judith and David Goodstein

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                    WS INVESTMENT COMPANY 99A

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    THE GOLDMAN SACHS GROUP, L.P.
                                    By: The Goldman Sachs Corporation
                                        its general partner

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    STONE STREET FUND 1999, L.P.
                                    By: Stone Street 1999 Corp.
                                        its general partner

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    BRIDGE STREET FUND 1999, L.P.
                                    By: Stone Street 1999 Corp.
                                        its general partner

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   CARSONLINE LLC

                                   By:________________________________
                                   Name: Ahmed O. Alfi
                                        ------------------------------
                                   Title:_____________________________

                                   Address: 301 North Lake Avenue
                                            Suite 910
                                            Pasadena, CA 91101


                                   GBJ HOLDINGS, LLC

                                   By:________________________________
                                   Name: Joel S. Beckman
                                        ------------------------------
                                   Title: Member
                                         -----------------------------

                                   Address: 40 Meadowbrook Road
                                            Old Greenwich, CT 06870

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   ___________________________________
                                   Shelley Sasahara, an individual

                                   ___________________________________
                                   Michael McFarland, an individual

                                   ___________________________________
                                   Terry Painter, an individual

                                   ___________________________________
                                   Tyler Painter, an individual

                                   ___________________________________
                                   Avi Steinlauf, an individual

                                   ___________________________________
                                   Lev Stark, an individual

                                   ___________________________________
                                   Gina Bell, an individual

                                   ___________________________________
                                   Siran Agadjanian, an individual

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   ___________________________________
                                   Michael Boehm, an individual


                                   ___________________________________
                                   Ari Wasserman, an individual


                                   ___________________________________
                                   Kirk Uhler, an individual


                                   ___________________________________
                                   Todd Lindstrom, an individual


                                   ___________________________________
                                   Joe LaRosa, an individual


                                   ___________________________________
                                   Kevin Goldberg, an individual


                                   ___________________________________
                                   Larry Tchamkertenian, an individual

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   ____________________________________
                                   Chris Gaebler, an individual


                                   ____________________________________
                                   Scott Hannah, an individual


                                   ____________________________________
                                   Serko Ashikian, an individual


                                   ____________________________________
                                   Robert Tchamkertenian, an individual


                                   ____________________________________
                                   Chris Camillo, an individual


                                   ____________________________________
                                   Jeffrey Jack, an individual


                                   ____________________________________
                                   Rick Rosenweig, an individual


   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   ____________________________________
                                   Daniel Alexander, an individual


                                   ____________________________________
                                   Yvette Clark, an individual

   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]

                                   SERIES D PURCHASER


                                   ______________________________________
                                   Print Name of Signatory as it is
                                   to appear on stock certificate


                                   ______________________________________
                                   Authorized Signature


                                   ______________________________________
                                   Title of Signatory (if appropriate)


                                   Address:

                                   ______________________________________

                                   ______________________________________

                                   ______________________________________


   [Signature Page to Fourth Amended and Restated Investor Rights Agreement]